February 7, 1996






Mr. Edmund J. Freeman
Environmental Systems Group/Joy Manufacturing Co.
10700 North Freeway
Towerpark North
Houston, TX  77037


Dear Mr. Freeman:

Re: Standard Sublease on the property located at 404 East Huntington Drive, Monrovia, CA 91016

This is notification to you that Amerigon Incorporated hereby exercises its option to renew the lease on the property referred to above as provided in Paragraph 17 of the Addendum to the Standard Sublease agreement dated February 14, 1994. Amerigon elects at this time to renew for one six month period which would extend the lease period from August 14, 1996 to February 14, 1997.

If you have any questions, please call me at 818-932-2080.

Very truly yours,

/s/ R. JOHN HAMMAN, JR.

R. John Hamman, Jr.
Vice President Finance